Exhibit 10.29

Power of Attorney

The enterprise, Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (L.P.), whose Unified Social Credit Code is 91330206MA2AGJ8K3N, signs this Power of Attorney on September 27, 2019; this Power of Attorney takes effect from the date on which the industrial and commercial registration for the changes regarding the capital reduction as agreed in the Transaction Documents (as defined below) has been completed. The enterprise owns 14.51% of the equity of Beijing Duoke Information Technology Co., Ltd. (hereinafter referred to as “the Company”) on the date of signing this Power of Attorney.

For the Company’s equity currently and in the future held by the enterprise (hereinafter referred to as the “Equity held by the Enterprise”), the enterprise hereby irrevocably authorizes Beijing Dake Information Technology Co., Ltd. (hereinafter referred to as “WFOE”) or the person(s) designated at its sole discretion (including its successor, the liquidator replacing WFOE, if involved) (hereinafter referred to as “Trustee”) as the sole and exclusive agent of the enterprise during the term of this Power of Attorney to, on behalf of the enterprise, exercise all rights enjoyed with respect to the Equity held by the Enterprise under relevant laws and regulations and the Company’s Articles of Association, including but not limited to the following rights (collectively referred to as “Shareholder Rights”):

(a)         Propose to convene, hold and participate in the shareholders’ meetings of the Company;

(b)         Receive any notice on the convening of the shareholders’ meetings and related proceedings;

(c)          In the name of the enterprise, sign and deliver any written resolution on behalf of the enterprise and in the capacity of a shareholder;

(d)         Vote in person or by proxy on any matter discussed at the shareholders’ meetings, including but not limited to the sale, transfer, mortgage, pledge or dispose of any or all of the Company’s assets;

(e)          Sell, transfer, pledge or otherwise dispose of any or all of the enterprise’s equity in the Company;

(f)           Nominate, elect, designate, appoint or dismiss the Company’s legal representative, directors, general manager, chief financial officer, supervisors and other senior management personnel;

(g)          Supervise the Company’s business performance, approve the Company’s annual budget or announcements of dividends, and review the Company’s financial information at any time;

(h)         Approve the Company to submit any registration documents to the competent government authorities;

(i)             Exercise voting rights on behalf of the shareholder on matters relating to the liquidation of the Company;

(j)            Bring a shareholder lawsuit or take other legal actions against any of the Company’s directors or management personnel whose actions prejudice the interests of the Company or its shareholders;

(k)         Approve of the amendment to the Company’s Articles of Association; and

(l)             Any other rights of the shareholders conferred by the Company’s Articles of Association or relevant laws and regulations.

The enterprise hereby further agrees and undertakes that:

The Trustee has the right to, on behalf of the enterprise, sign all documents that are required to be signed by the enterprise as stipulated in the Exclusive Option Agreement signed between the enterprise, WFOE and the Company on September 27, 2019 and the Equity Interest Pledge Agreement signed between the enterprise, WFOE and the Company on September 27, 2019 (including the modification, amendment or restatement of the above documents, collectively referred to as the “Transaction Documents”), and perform the Transaction Documents as scheduled. The exercise of such right will not impose any restrictions on this authorization.

All acts of the Trustee with respect to the Equity held by the Enterprise are regarded as the conduct of the enterprise, and that all documents signed are deemed to be signed by the enterprise and will be recognized by the enterprise.

WFOE has the right of assignment and may further entrust other persons or units at its discretion to handle the above matters without prior notice to the enterprise or the consent of the enterprise. If required by the laws of China, WFOE shall designate a Chinese citizen or other persons or units permitted by the laws of China to exercise such right. By the written notice given by WFOE to the enterprise on the transfer of the rights of this Power of Attorney to a third party, the enterprise will immediately withdraw the entrustment and authorization to WFOE made herein and immediately sign a power of attorney in the same format as this Power of Attorney to authorize and entrust the other person nominated by WFOE the same as this Power of Attorney.

The enterprise undertakes not to engage in any acts in violation of the purpose or intention of the Transaction Documents and this Power of Attorney, and not to engage in any acts or omission which may result in conflicts of interest between WFOE and the Company or its subsidiaries; in case of such conflicts of interest, the enterprise shall support the legitimate right of WFOE and perform the reasonable actions required by WFOE.

During the period when the enterprise is a shareholder of the Company, unless WFOE makes written instructions to the contrary, this Power of Attorney is irrevocable and continues to be valid from the date of signing the Power of Attorney.

Any disputes arising from the interpretation and performance of this Power of Attorney may be submitted by either the enterprise and WFOE or the person(s) designated at its discretion (including its successor, the liquidator replacing WFOE, if involved) to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitral procedures and rules in effect at that time. The arbitration shall be conducted in Beijing. The arbitral award shall be final and binding on all parties. During the arbitration period, except for parts that are under dispute between either the enterprise and WFOE or the person(s) designated at its discretion (including its successor, the liquidator replacing WFOE, if involved) and pending arbitration, this Power of Attorney shall remain in force.

During the period of the Power of Attorney, the enterprise hereby waives all rights authorized to WFOE with respect to the Equity held by the Enterprise through this Power of Attorney and shall no longer exercise such rights at its discretion.

[There is no text hereunder]

Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (L.P.) (seal)

Signature:	[chopped: Sun Ningyu]
Position:

[Chopped: Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (L.P.)]

WFOE hereby agrees to and accepts this Power of Attorney:

Beijing Dake Information Technology Co., Ltd. (seal)

Signature:

Position:

[Chopped: Beijing Dake Information Technology Co., Ltd. 1101052095304]

The Company hereby agrees to and acknowledges this Power of Attorney:

Beijing Duoke Information Technology Co., Ltd. (seal)

Signature:

Position:

[Chopped: Beijing Duoke Information Technology Co., Ltd. 1101081481921]